Supplemental Financial & Operating Information FIRST QUARTER ENDED MARCH 31, 2016

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2016▪ Q1 2016 About Spirit Spirit Realty Capital, Inc. (NYSE:SRC) is a premier net lease real estate investment trust (REIT) that invests in and manages a portfolio primarily of single-tenant, operationally essential real estate assets throughout the United States. Single-tenant, operationally essential real estate generally refers to free-standing, commercial real estate facilities where our tenants conduct business activities that are essential to the generation of their sales and profits. Our properties are frequently acquired through strategic sale-leaseback transactions and predominantly leased on a long- term, triple-net basis to high-quality tenants. Founded in 2003, we are an established net-lease REIT with a proven growth strategy and a seasoned management team focused on producing superior risk adjusted returns. As of March 31, 2016, our undepreciated gross real estate investment portfolio was approximately $8.25 billion, representing investments in 2,610 properties, including properties securing mortgage loans made by the Company. Our properties are leased to approximately 435 tenants who represent 28 diverse industries across 49 states. At March 31, 2016, Spirit’s leases had a weighted average remaining term of 10.6 years. In addition, approximately 46% of Spirit’s annual rental revenues were derived from master leases and approximately 89% of Spirit’s single tenant leases provided for periodic rent increases. 2 CORPORATE OVERVIEW Corporate Headquarters 16767 N. Perimeter Dr., Suite 210 Scottsdale, Arizona 85260 Phone: 480-606-0820 www.spiritrealty.com Transfer Agent American Stock Transfer & Trust Company, LLC Phone: 866-703-9065 www.amstock.com Investor Relations (480) 315-6634 InvestorRelations@spiritrealty.com

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2016▪ Q1 2016 TABLE OF CONTENTS 3 Portfolio and Financial Overview 4 Condensed Consolidated Statements of Operations 5 Funds and Adjusted Funds From Operations 6 Consolidated Balance Sheets 7 Capitalization and Debt Summary 8 Acquisition and Disposition Activity 11 Tenant / Industry / Portfolio Diversification 12 Same Store Performance 15 Occupancy 16 Lease Structure and Expirations 17 Net Asset Value (NAV) Components 18 Analyst Coverage 19 Appendix: 20 Reporting Definitions and Explanations 21 Non-GAAP Reconciliations 25 Forward-Looking Statements and Risk Factors 26

PORTFOLIO AND FINANCIAL OVERVIEW

$ in thousands, except per share amounts

Portfolio Data	
Total Real Estate Investments	$8.25 Billion
Properties:	
Owned Properties	2,467
Securing Mortgage Loans	143
Total	**2,610**
Tenants	435
Industries	28
States	49
Weighted Average Remaining Lease Term (Years)	10.6
Occupancy	98.7%

Capitalization	
Equity Market Capitalization	$4,988,650
Total Debt	$4,110,571
Total Market Capitalization	$9,099,221
Enterprise Value	$9,090,229

Financial Ratios	
Adjusted Debt / Enterprise Value	44.9%
Adjusted Debt / Annualized Adjusted EBITDA	6.8x
Fixed Charge Coverage Ratio	3.0x
Unencumbered Assets / Unsecured Debt	3.0x

	Top 10 Tenants [1]	Properties	Percent of Normalized Revenue
1	Specialty Retail Shops Holding Corp.	139	9.1%
2	84 Properties, LLC	108	3.1%
3	Walgreen Company	58	3.0%
4	Cajun Global, LLC	197	2.1%
5	Alimentation Couche-Tard, Inc.	84	1.8%
	Top 5 Total	**586**	**19.1%**
6	Academy, LTD	5	1.7%
7	CVS Caremark Corporation	37	1.5%
8	Carmike Cinemas, Inc.	13	1.3%
9	CarMax, Inc.	8	1.3%
10	Regal Entertainment Group	14	1.2%
	Top 10 Total	**663**	**26.1%**
	Weighted Average Remaining Lease Term (Years)		**11.1**
	Weighted Average Unit Level Rent Coverage		**2.7x**

Corporate Liquidity	
Cash and Cash Equivalents	$8,992
Availability Under Revolving Credit Facilities	567,721
Availability Under Term Loan	36,000
Total	**$612,713**

Unencumbered Assets	Properties	Real Estate Investment
Retail	868	$3,062,750
Industrial	12	149,684
Office	26	133,519
Total	**906**	**$3,345,953**

(1) Tenant concentrations are measured by the legal entities ultimately responsible for obligations under lease agreements. Other tenants may operate the same or similar business concepts or brands set forth above.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q1 2016 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2016 4

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2016▪ Q1 2016 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS $ in thousands 5 (Unaudited) THREE MONTHS ENDED MARCH 31, 2016 2015 Revenues Rentals $161,819 $154,518 Interest Income on Loans Receivable 1,659 1,722 Earned Income From Direct Financing Leases 724 795 Tenant Reimbursement Income 3,824 4,631 Other Income and Interest from Real Estate Transactions 331 621 Total Revenues 168,357 162,287 Expenses General and Administrative ("G&A") 11,649 12,600 Restructuring Charges 649 — Property Costs 7,327 7,407 Real Estate Acquisition Costs 57 1,093 Interest 53,017 57,914 Depreciation and Amortization 64,664 66,296 Impairments 12,131 1,624 Total Expenses 149,494 146,934 Income From Continuing Operations Before Other Expense and Income Tax Expense 18,863 15,353 Loss on Debt Extinguishment (5,341) (1,230) Income From Continuing Operations Before Income Tax Expense 13,522 14,123 Income Tax Expense (81) (362) Income From Continuing Operations 13,441 13,761 Discontinued Operations Income from Discontinued Operations — 227 Income Before Gain on Disposition of Assets 13,441 13,988 Gain on Disposition of Assets 12,562 11,336 Net Income Attributable to Common Stockholders $26,003 $25,324 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2016▪ Q1 2016 FUNDS AND ADJUSTED FUNDS FROM OPERATIONS (FFO/AFFO) $ in thousands, except per share amounts 6 (Unaudited) THREE MONTHS ENDED MARCH 31, 2016 2015 Net Income Attributable to Common Stockholders $26,003 $25,324 Portfolio Depreciation and Amortization - Continuing Operations 64,571 66,202 Portfolio Impairments - Continuing Operations 12,451 1,521 Portfolio Impairments - Discontinued Operations — 34 Realized Gain on Sales of Real Estate (1) (12,562) (11,338) Funds From Operations $90,463 $81,743 Loss on Debt Extinguishment 5,341 1,230 Restructuring Charges 649 — Other Costs in G&A Associated with Headquarter Relocation 812 — Real Estate Acquisition Costs 57 1,093 Non-Cash Interest Expense 2,956 2,576 Accrued Interest and Fees on Defaulted Loans 1,855 1,822 Non-Cash Revenues (6,587) (4,809) Non-Cash Compensation Expense 2,305 3,827 Adjusted Funds From Operations $97,851 $87,482 Dividends Declared to Common Stockholders $77,601 $71,128 Net Income Per Share of Common Stock Basic (3) $0.06 $0.06 Diluted (2) (3) $0.06 $0.06 FFO Per Share of Common Stock - Diluted Diluted (2) (3) $0.20 $0.20 AFFO Per Share of Common Stock - Diluted Diluted (2) (3) $0.22 $0.21 Weighted Average Shares of Common Stock Outstanding: Basic 441,365,927 411,017,895 Diluted (2) 441,368,407 411,622,434 (1) Realized Gains on Sales of Real Estate include amounts related to discontinued operations. (2) Assumes the issuance of potentially issuable shares unless the result would be anti-dilutive. (3) For the three months ended March 31, 2016 and 2015, dividends paid to unvested restricted shareholders of $0.1 million and $0.2 million, respectively, are deducted from Net Income, FFO and AFFO attributable to common stockholders in the computation of per share amounts. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2016▪ Q1 2016 7 March 31, 2016 December 31, 2015 ASSETS (unaudited) Real Estate Investments: Land and Improvements $2,679,409 $2,710,888 Buildings and Improvements 4,767,151 4,816,481 Total Real Estate Investments 7,446,560 7,527,369 Less: Accumulated Depreciation (891,909) (860,954)   6,554,651 6,666,415 Loans Receivable, Net 101,602 104,003 Intangible Lease Assets, Net 509,089 526,718 Real Estate Assets Under Direct Financing Leases, Net 41,499 44,324 Real Estate Assets Held for Sale, Net 115,423 85,145 Net Investments 7,322,264 7,426,605 Cash and Cash Equivalents 8,992 21,790 Deferred Costs and Other Assets, Net 173,295 179,180 Goodwill 291,421 291,421 TOTAL ASSETS $7,795,972 $7,918,996 LIABILITIES AND STOCKHOLDERS' EQUITY Liabilities: Revolving Credit Facilities $24,000 $— Term Loan, Net 332,019 322,902 Mortgages and Notes Payable, Net 2,969,893 3,079,787 Convertible Notes, Net 693,173 690,098 Total Debt, Net 4,019,085 4,092,787 Intangible Lease Liabilities, Net 187,211 193,903 Accounts Payable, Accrued Expenses and Other Liabilities 136,743 142,475 Total Liabilities 4,343,039 4,429,165 Commitments and Contingencies Stockholders' Equity: Common Stock, $0.01 Par Value, 750,000,000 Shares Authorized: 443,435,556 and 441,819,964 Shares Issued and Outstanding at March 31, 2016 and December 31, 2015, Respectively 4,434 4,418 Capital in Excess of Par Value 4,737,534 4,721,323 Accumulated Deficit (1,287,386) (1,234,882) Accumulated Other Comprehensive Loss (1,649) (1,028) Total Stockholders' Equity 3,452,933 3,489,831 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY $7,795,972 $7,918,996 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. CONSOLIDATED BALANCE SHEETS $ in thousands, except per share amounts

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2016▪ Q1 2016 Enterprise Value $9,090 Million $10,000 $9,000 $8,000 $7,000 $6,000 $5,000 $4,000 $3,000 $2,000 $1,000 $0 -$1,000 8 Equity Shares Outstanding 443,435,556 Share Price $11.25 Equity Market Capitalization $4,988,650 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Debt Type Secured Unsecured Debt Revolving Credit Facilities $24,000 Term Loan 334,000 Convertible Notes 747,500 Master Trust Notes 1,687,353 CMBS Notes 1,317,718 Total Debt $4,110,571 CAPITALIZATION $ in thousands, except per share data Total Market Capitalization $9,099,221 Less: Cash and Cash Equivalents ($8,992) Enterprise Value $9,090,229 ($ in millions) CMBS Notes $1,318 Master Trust Notes $1,687 Convertible Notes / Revolving Credit Facilities / Term Loan $1,106 Equity $4,989 Cash ($9) ($1,000) Debt Type Unsecured 27% Secured 73% Fixed/Floating Rate Debt Floating 9% Fixed 91%

DEBT SUMMARY

$ in thousands

	Unsecured Debt[1]						Secured Debt[1]				Total	
	2015 Credit Facility		Term Loan		Convertible Notes		Master Trust Notes		CMBS			
Year of Maturity	Amount	Weighted Avg Stated Int Rate [5]	Amount	Weighted Avg Stated Int Rate	Amount	Weighted Avg Stated Int Rate	Amount	Weighted Avg Stated Int Rate	Amount [2]	Weighted Avg Stated Int Rate [3]	Amount	Weighted Avg Stated Int Rate [3]
2016 Remainder	$—		$—		$—		$—		$167,994	7.69%	$167,994	7.69%
2017	—		—		—		—		705,795	5.80%	705,795	5.80%
2018	—		334,000	2.04%	—		125,000	3.89%	120,147	4.72%	579,147	2.99%
2019	24,000	4.20%	—		402,500	2.88%	—		49,500	4.04%	476,000	3.06%
2020	—		—		—		465,612	4.73%	—		465,612	4.73%
2021	—		—		345,000	3.75%	228,845	5.76%	—		573,845	4.55%
2022	—		—		—		312,164	5.74%	42,400	4.67%	354,564	5.61%
2023	—		—		—		195,732	5.27%	224,043	5.47%	419,775	5.37%
2024	—		—		—		—		—		—	
2025	—		—		—		—		1,394	6.00%	1,394	6.00%
Thereafter	—		—		—		360,000	4.63%	6,445	5.80%	366,445	4.65%
Total Debt	**$24,000**		**$334,000**		**$747,500**		**$1,687,353**		**$1,317,718**		**$4,110,571**	
(Discounts) Premiums, Net	—		—		(40,456)		(21,890)		10,639		(51,707)	
Deferred Financing Costs, Net [4]	—		(1,981)		(13,871)		(18,644)		(5,283)		(39,779)	
Total Debt, Net	**$24,000**		**$332,019**		**$693,173**		**$1,646,819**		**$1,323,074**		**$4,019,085**	
Weighted Avg Stated Int Rate		4.20%		2.04%		3.28%		5.03%		5.78%		4.71%
Weighted Avg Maturity in Years	3.0		2.6		4.0		7.0		2.6		4.7	
Number of Owned and Financed Properties Securing Debt	—		—		—		1,236		468		1,704	

(1) Amounts aggregated by outstanding principal balance of debt by year of maturity. Most of the secured debt is partially amortizing and requires a balloon payment at maturity.

(2) 2016 includes $69.1 million (including $9.5 million of capitalized interest) for the acceleration of principal payable under 4 separate fixed rate CMBS loans that are in default due to the underperformance of the 8 properties that secure them.

(3) Interest rates reflect the current hedged fixed rate on the variable rate loans, and includes the default interest rates with a weighted average stated interest rate of 10.14% for the 4 separate fixed rate CMBS loans mentioned in footnote 2. If the default loans were excluded, the weighted average stated interest rate would be 5.54% for total CMBS maturities, and the total weighted average stated interest rate would be 4.61%.

(4) Excludes deferred financing costs incurred in connection with Revolving Credit Facilities, which are reported in Deferred Costs and Other Assets, net in the consolidated balance sheet.

(5) At the end of the first quarter 2016, the Company borrowed $24.0 million on short notice incurring interest charges at a higher base rate (prime rate) plus an applicable margin. These borrowings were repaid within 5 business days.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q1 2016 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2016 9

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2016▪ Q1 2016 DEBT MATURITIES BY QUARTER $ in thousands Year of Maturity (1) First Quarter Second Quarter Third Quarter Fourth Quarter Total Weighted Avg Stated Int Rate (3) 2016 Remainder (2) $— $69,105 $42,286 $56,603 $167,994 7.69% 2017 120,988 306,144 201,871 76,792 705,795 5.80% 2018 24,800 — 9,888 544,459 579,147 2.99% 2019 34,000 402,500 39,500 — 476,000 3.06% 2020 150,000 62,312 253,300 — 465,612 4.73% Thereafter 901,009 345,000 244,888 225,126 1,716,023 4.99% Total Debt $1,230,797 $1,185,061 $791,733 $902,980 $4,110,571 4.71% (1) Amounts aggregated by outstanding principal balance of debt by year of maturity. Most of the secured debt is partially amortizing and requires a balloon payment at maturity. (2) The second quarter of 2016 includes $69.1 million (including $9.5 million of capitalized interest) for the acceleration of principal payable under 4 separate fixed rate CMBS loans that are in default due to the underperformance of the 8 properties that secure them. (3) Interest rates reflect the current hedged fixed rate on the variable rate loans, and includes the default interest rates for the 4 separate fixed rate CMBS loans mentioned in footnote 2. If the default loans were excluded, the total weighted average stated interest rate would be 4.61%. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. 10

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2016▪ Q1 2016 11 Q1 2016 ACQUISITIONS % of Gross Invest Number of Transactions Number of Properties Gross Investment Annualized Rents Total Square Feet Initial Cash Yield Economic Yield Wtd. Avg. Lease Term (Years) New Tenants 30.0% 3 7 $22,694 $1,735 121,197 7.65% 8.99% 19.0 Existing Tenants 70.0% 6 8 52,888 4,378 230,307 8.28% 9.10% 14.2 Total/Weighted Average 100.0% 9 15 $75,582 $6,113 351,504 8.09% 9.07% 15.6 By Asset Type: Retail 73.2% 7 12 $55,289 $4,576 313,481 8.28% 9.08% 14.5 Office 26.8% 2 3 20,293 1,537 38,023 7.57% 9.03% 18.8 Total/Weighted Average 100.0% 9 15 $75,582 $6,113 351,504 8.09% 9.07% 15.6 Of Our Q1 2016 Gross Investment of $75.6 Million: 66.8% Sale-Leaseback Transactions 58.0% Master Leases (1) The transfer of two vacant real estate properties securing a fixed-rate CMBS loan that was in default in return for a a partial settlement of debt. Gross proceeds represent the principal and interest amount that was extinguished. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. ACQUISITION AND DISPOSITION ACTIVITY $ in thousands Q1 2016 DISPOSITIONS % of R/E Investment Number of Properties Real Estate Investment Gross Sales Price Capitalization Rate Wtd. Avg. Remaining Lease Term (Years) Occupied 56.5% 23 $64,144 $72,426 6.37% 12.4 Vacant 19.2% 8 21,756 18,973 — – Properties transferred to lender (1) 24.3% 2 27,571 14,876 — – Total/Weighted Average 100.0% 33 $113,471 $106,275 6.37% 12.4 By Asset Type: Retail 100.0% 33 $113,471 $106,275 6.37% 12.4 Total/Weighted Average 100.0% 33 $113,471 $106,275 6.37% 12.4

TENANT DIVERSIFICATION – TOP 20

	Tenant [1]	Number of Properties	Total Square Feet (in thousands)	Percent of Normalized Revenue
1	Specialty Retail Shops Holding Corp. (Shopko)	139	9,058	9.1%
2	84 Properties, LLC	108	3,349	3.1%
3	Walgreen Company	58	853	3.0%
4	Cajun Global, LLC (Church's Chicken)	197	278	2.1%
5	Alimentation Couche-Tard, Inc. (Circle K)	84	253	1.8%
6	Academy, LTD (Academy Sports + Outdoors)	5	2,705	1.7%
7	CVS Caremark Corporation	37	416	1.5%
8	Carmike Cinemas, Inc.	13	615	1.3%
9	CarMax, Inc.	8	356	1.3%
10	Regal Entertainment Group	14	601	1.2%
11	Ferguson Enterprises, Inc.	8	1,100	1.1%
12	Dollar General Corporation	71	731	1.0%
13	SB Gas and Wash Management, Inc.	34	88	1.0%
14	The Home Depot, Inc.	4	475	1.0%
15	Tractor Supply Company	27	695	1.0%
16	Universal Pool Co., Inc.	14	543	1.0%
17	Rite Aid Corp	24	288	0.9%
18	Hotshine Holdings, Inc. (Mister Car Wash)	22	137	0.9%
19	PetSmart, Inc.	4	1,016	0.9%
20	Smart & Final, LLC	5	263	0.9%
Other		1,560	28,265	64.2%
Vacant		31	2,040	—
Total		**2,467**	**54,125**	**100.0%**

(1) Tenant concentrations are measured by the legal entities ultimately responsible for obligations under lease agreements. Other tenants may operate the same or similar business concepts or brands set forth above.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q1 2016 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2016 12

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2016▪ Q1 2016 INDUSTRY DIVERSIFICATION 13 Industry Number ofProperties Total Square Feet (in thousands) Percent of Normalized Rental Revenue General Merchandise 178 10,565 11.2% Restaurants - Casual Dining 358 2,253 8.8% Restaurants - Quick Service 544 1,209 7.2% Movie Theatres 52 2,554 6.6% Convenience Stores 253 864 6.5% Grocery 69 3,267 6.4% Building Materials 173 5,649 6.0% Drug Stores / Pharmacies 120 1,564 5.7% Medical / Other Office 114 1,134 4.0% Sporting Goods 23 3,788 3.6% Health and Fitness 36 1,513 3.5% Automotive Parts and Service 150 989 3.0% Education 45 869 2.8% Home Furnishings 33 1,835 2.7% Entertainment 22 1,129 2.7% Apparel 13 2,186 2.5% Automotive Dealers 26 770 2.4% Home Improvement 13 1,512 2.1% Specialty Retail 22 674 1.6% Consumer Electronics 13 951 1.5% Distribution 12 935 1.5% Manufacturing 18 2,467 1.3% Car Washes 30 170 1.3% Dollar Stores 83 857 1.3% Pet Supplies and Service 4 1,016 * Wholesale Clubs 4 393 * Financial Services 4 367 * Office Supplies 18 420 * Miscellaneous 6 185 * Vacant 31 2,040 — Total 2,467 54,125 100.0% *Less than 1% Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Industry Concentration Percent of Normalized Rental Revenue General Merchandise 11.2% Restaurants - Casual Dining 8.8% Restaurants - Quick Service 7.2% Movie Theatres 6.6% Convenience Stores 6.5% Grocery 6.4% Building Materials 6.0% Drug Stores / Pharmacies 5.7% Medical / Other Office 4.0% Sporting Goods 3.6% Health and Fitness 3.5% Automotive Parts and Service 3.0% Other 27.5%

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2016▪ Q1 2016 PORTFOLIO DIVERSIFICATION Over $8 billion in real estate investments solely focused on U.S. Markets 14 * Less than 0.1% Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. State % of Normalized Rental Revenue Texas 11.0% California 6.4% Illinois 6.2% Georgia 5.8% Florida 4.9% Ohio 4.9% Wisconsin 4.2% Tennessee 3.2% Indiana 2.9% North Carolina 2.9% Missouri 2.8% Minnesota 2.7% Michigan 2.6% Kentucky 2.6% South Carolina 2.5% Alabama 2.3% Arizona 2.1% Pennsylvania 2.0% Colorado 1.9% Kansas 1.8% New York 1.8% New Mexico 1.6% Washington 1.5% Oregon 1.4% Nevada 1.4% State % of Normalized Rental Revenue Virginia 1.3% Massachusetts 1.3% Oklahoma 1.2% Iowa 1.1% Arkansas 1.0% Nebraska 1.0% Mississippi 0.9% Utah 0.9% Louisiana 0.8% Idaho 0.8% New Jersey 0.8% New Hampshire 0.8% Montana 0.7% Maryland 0.7% West Virginia 0.7% South Dakota 0.6% North Dakota 0.5% Connecticut 0.4% Maine 0.4% Wyoming 0.2% Rhode Island 0.2% Delaware 0.2% Vermont 0.1% Alaska * Hawaii -- % of Normalized Rental Revenue 0%–1% 1%–2% 2%–3% 3%–4% 4%–5% > 5%Asset Diversification Retail 87% Industrial 7% Office 6%

SAME STORE PERFORMANCE

Same Store Results	
Number of Properties	2,153
Total Square Feet	44,339,435

Contractual Cash Rent *(excludes percentage rents)*	
Q1 2016	$128,872,636
Q1 2015	$128,633,093
Increase (in dollars)	$239,543
Increase (percent)	0.2%

Same Store Pool Defined

For purposes of determining the same store rent property pool from which we measure same store rent changes, we include all properties owned throughout the measurement period in both the current and prior year, excluding multi-tenant properties and any properties that were vacant at any point during the year.



SLIM CHICKENS

Industry	Quarter Ended March 31, 2016	Quarter Ended March 31, 2015	Net Change	% Change by Industry Type	% of Total Industry Contribution
Restaurants - Quick Service	$10,252,611	$10,096,672	$155,939	1.5 %	8.0%
Automotive dealers	3,231,679	3,076,495	155,184	5.0 %	2.5%
General Merchandise	17,134,049	16,985,775	148,274	0.9 %	13.3%
Home Improvement	2,294,135	2,192,391	101,744	4.6 %	1.8%
Convenience Stores	8,148,063	8,057,226	90,837	1.1 %	6.3%
Apparel	2,740,450	2,664,869	75,581	2.8 %	2.1%
Health and Fitness	3,460,032	3,392,248	67,784	2.0 %	2.7%
Restaurants - Casual Dining	13,317,253	13,735,381	(418,128)	(3.0)%	10.3%
Movie Theatres	8,477,442	8,971,438	(493,996)	(5.5)%	6.6%
Remaining Industries	59,816,922	59,460,598	356,324	0.6 %	46.4%
Total	**$128,872,636**	**$128,633,093**	**$239,543**	**0.2 %**	**100.0%**

Asset Type	Quarter Ended March 31, 2016	Quarter Ended March 31, 2015	Net Change	% Change by Asset Type	% of Total Asset Type Contribution
Retail	$109,646,623	$109,580,487	$66,136	0.1%	85.1%
Industrial	11,546,219	11,385,191	161,028	1.4%	9.0%
Office	7,679,794	7,667,415	12,379	0.2%	5.9%
Total	**$128,872,636**	**$128,633,093**	**$239,543**	**0.2%**	**100.0%**

Note: Same store performance represents the period-to-period change in contractual cash rent net of reserves for properties included within the defined pool.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q1 2016 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2016 15

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2016▪ Q1 2016 OCCUPANCY 16 *Unit Level Rent Coverage is derived from the most recent data of tenants who provide unit level financial reporting representing approximately 56% of our rental revenues as of 3/31/2016. Spirit does not independently verify financial information provided by its tenants. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. By Property Occupied 2,436 Vacant 31 Total Owned Properties 2,467 Occupancy Rate 98.7% Change in Vacant Properties Vacant Properties at 12/31/2015 36 Additions 5 Dispositions/Relets (10) Vacant Properties at 3/31/2016 31 Unit Level Coverage* 3.0x 2.5x 2.0x 1.5x 1.0x 0.5x 0.0x Q2-13 Q3-13 Q4-13 Q1-14 Q2-14 Q3-14 Q4-14 Q1-15 Q2-15 Q3-15 Q4-15 Q1-16 2.7x 2.7x 2.8x 2.9x 2.8x 2.8x 2.8x 2.8x 2.8x 2.9x 2.9x 2.9x Historical Occupancy Rates 100% 90% 80% 70% 60% 50% 40% 30% 20% 10% 0% Q2-13 Q3-13 Q4-13 Q1-14 Q2-14 Q3-14 Q4-14 Q1-15 Q2-15 Q3-15 Q4-15 Q1-16 98.4% 99.1% 99.0% 98.9% 98.7% 98.2% 98.4% 98.3% 98.7% 98.5% 98.6% 98.7%

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2016▪ Q1 2016 17 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.   Year Number of Properties Total Square Feet (in thousands) Normalized Rental Revenue Annualized (1) 2016 Remainder 34 2,149 $18,718 2017 62 2,015 19,918 2018 72 1,903 23,154 2019 107 1,923 22,463 2020 82 1,825 24,088 2021 172 4,182 41,807 2022 104 2,206 26,541 2023 93 3,380 31,053 2024 68 1,366 22,177 2025 82 2,187 38,655 Thereafter 1,560 28,949 378,024 Vacant 31 2,040 — Totals 2,467 54,125 $646,598 Based on Normalized Rental Revenue, 89% of our leases provide for periodic escalations; and 46% of our leases are under Master Lease structures. LEASE STRUCTURE AND EXPIRATIONS $ in thousands Lease Escalations as a Percent of Normalized Rental Revenue (Excludes Multi-Tenant Properties) Contractual Fixed Increases 53% Flat 11% CPI-Related 36% Lease Expirations as a Percent of Normalized Rental Revenue 2016 Remainder 2017 2018 2019 2020 2021 2022 2023 2024 2025 Thereafter 2.9% 3.1% 3.6% 3.5% 3.7% 6.5% 4.1% 4.8% 3.4% 6.0% 58.4% (1) Normalized Rental Revenue multiplied by twelve.

NET ASSET VALUE (NAV) COMPONENTS

$ in thousands

Owned Real Estate Portfolio	Number of Properties	Real Estate Investment	Net Book Value [2]	Annualized Cash Rents	Wtd. Avg. Lease Term (Years)
Retail [1]	2,223	$6,887,304	$—	$524,652	10.8
Office	118	441,138	—	35,870	9.8
Industrial	60	560,864	—	45,470	8.5
Leased Real Estate Properties Held For Sale, Net	32	—	87,027	8,595	N/M
Vacant Properties [3]	26	—	86,052	—	N/A
Properties under Defaulted Loans [4]	8	—	26,833	1,028	N/A
Total Owned Real Estate Portfolio	**2,467**	**$7,889,306**	**$199,912**	**$615,615**	**10.6**

Tangible Assets	Net Book Value
Cash and Cash Equivalents	$8,992
Restricted Cash	67,515
Accounts Receivable, Prepaid Assets, and Other Tangible Assets, Net	21,654
Total Other Assets	**$98,161**

Loans Receivable	Number of Properties	Principal Balance Outstanding	Wtd. Avg. Stated Int. Rate	Wtd. Avg. Maturity (Years)
Total Loans Receivable	**143**	**$92,196**	**9.7%**	**5.0**

Debt	Principal Balance Outstanding	Wtd. Avg. Stated Int. Rate	Wtd. Avg. Maturity (Years)
Revolving Credit Facilities	$24,000	4.20%	3.0
Term Loan	334,000	2.04%	2.6
Convertible Notes	747,500	3.28%	4.0
Master Trust Notes	1,687,353	5.03%	7.0
CMBS Notes [5]	1,317,718	5.78%	2.6
Total Debt	**$4,110,571**	**4.71%**	**4.7**

Other Liabilities	Net Book Value
Accounts Payable, Accrued Expenses, and Other Tangible Liabilities	$136,743
Total Other Liabilities	**$136,743**

Shares Outstanding	
Common Stock	**443,435,556**


Fiorella's
JACK STACK
BARBECUE

(1) Includes 8 direct financing lease properties with a Real Estate Investment value of $41.5 million. Annualized Cash Rents include the tenants' current cash obligations of $3.2 million for the lease of these properties.
(2) Represents Real Estate Investment value net of accumulated depreciation as of March 31, 2016.
(3) Includes 7 properties that are held for sale with a net book value of $12.5 million.
(4) Includes 5 vacant properties (2 held for sale with a net book value of $9.9 million) and 3 active properties with a net book value of $10.4 million (1 active property is held for sale). These 8 properties were acquired between 2005 and 2007.
(5) Includes $69.1 million (including $9.5 million of capitalized interest) for the acceleration of principal payable under 4 separate fixed rate CMBS loans that are in default due to the underperformance of the 8 properties that secure them with a net book value of $26.8 million.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q1 2016 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2016 18

ANALYST COVERAGE

Bank of America Merrill Lynch	Juan Sanabria	juan.sanabria@baml.com	646.855.1589
Capital One	Chris Lucas	christopher.lucas@capitalone.com	571.633.8151
	Vineet Khanna	vineet.khanna@capitalone.com	571.835.7013
Cowen and Company	Michael Gorman	michael.gorman@cowen.com	646.562.1320
	James Sullivan	james.sullivan@cowen.com	646.562.1380
	Matthew Pollinger	matthew.pollinger@cowen.com	646.562.1381
Deutsche Bank	Vincent Chao	vincent.chao@db.com	212.250.6799
	Greg Schweitzer	greg.schweitzer@bd.com	212.250.9194
Green Street Advisors	Cedrik Lachance	clachance@greenstreetadvisors.com	949.640.8780
	Tyler Grant	tgrant@greenstreetadvisors.com	949.640.8780
Ladenburg Thalman & Co.	Dan Donlan	ddonlan@Ladenburg.com	212.409.2056
	John Massocca	jmassocca@Ladenburg.com	212.409.2543
Morgan Stanley	Vikram Malhotra	vikram.malhotra@morganstanley.com	212.761.7064
	Landon Park	landon.park@morganstanley.com	212.761.6368
Raymond James	Collin Mings	collin.mings@raymondjames.com	727.567.2585
	Paul Puryear	paul.puryear@raymondjames.com	727.567.2253
	Daniel Mannix	daniel.mannix@raymondjames.com	727.567.2619
RBC Capital Markets	Rich Moore	rich.moore@rbccm.com	440,715.2646
	Wes Golladу	wes.golladу@rbccm.com	440.715.2650
	James Bambrick	james.bambrick@rbccm.com	440.715.2654
RW Baird	RJ Milligan	rjmilligan@rwbaird.com	813.273.8252
Sandler O'Neill & Partners, LP	Alex Goldfarb	agoldfarb@sandleroneill.com	212.466.7937
	Ryan Peterson	rpeterson@sandleroneill.com	212.466.7927
UBS	Ross Nussbaum	ross.nussbaum@ubs.com	212.713.2484
	Frank Lee	frank-a.lee@ubs.com	212.352.5679
Wunderlich Securities, Inc.	Craig Kucera	ckucera@wunderlich.com	540.277.3366

The aforementioned security analysts currently provide opinions, estimates and forecasts, which are their own and are not promoted or endorsed by Spirit or its management team. Therefore, their opinions, estimates or forecasts are their own and should not be interpreted as Spirit's opinions, estimates or forecasts. Any reference or distribution by Spirit expressly disclaims any endorsement of or concurrent with any information, estimates, forecasts, opinions, conclusions or recommendations provided by analysts.

Q1 2016 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2016 19

▪ Q1 2016 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2016 Appendix 20

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2016▪ Q1 2016 REPORTING DEFINITIONS AND EXPLANATIONS 21 Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO) We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) attributable to common stockholders (computed in accordance with GAAP), excluding real estate-related depreciation and amortization, impairment charges and net losses (gains) from property dispositions. FFO is a supplemental non-GAAP financial measure. We use FFO as a supplemental performance measure because we believe that FFO is beneficial to investors as a starting point in measuring our operational performance. Specifically, in excluding real estate-related depreciation and amortization, gains and losses from property dispositions and impairment charges, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other equity REITs. However, because FFO excludes depreciation and amortization and does not capture the changes in the value of our properties that result from use or market conditions, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. In addition, other equity REITs may not calculate FFO as we do, and, accordingly, our FFO may not be comparable to such other equity REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income (loss) attributable to common stockholders as a measure of our performance. AFFO is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. We adjust FFO to eliminate the impact of certain items that we believe are not indicative of our core operating performance, including restructuring costs, other G&A costs associated with relocation of the Company's headquarters, default interest on non-recourse mortgage indebtedness, debt extinguishment gains (losses), transaction costs incurred in connection with the acquisition of real estate investments subject to existing leases and certain non-cash items. These certain non-cash items include non-cash revenues (comprised of straight-line rents, amortization of above and below market rent on our leases, amortization of lease incentives, amortization of net premium (discount) on loans receivable and amortization of capitalized lease transaction costs), non-cash interest expense (comprised of amortization of deferred financing costs and amortization of net debt discount/ premium) and non-cash compensation expense (stock-based compensation expense). In addition, other equity REITs may not calculate AFFO as we do, and, accordingly, our AFFO may not be comparable to such other equity REITs’ AFFO. AFFO does not represent cash generated from operating activities determined in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered as an alternative to net income (determined in accordance with GAAP) as a performance measure.

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2016▪ Q1 2016 Adjusted EBITDA represents EBITDA, or earnings before interest, taxes, depreciation and amortization, modified to include other adjustments to GAAP net income (loss) attributable to common stockholders for real estate acquisition costs, impairment losses, gains/losses from the sale of real estate and debt transactions and other items that we do not consider to be indicative of our on- going operating performance. We focus our business plans to enable us to sustain increasing shareholder value. Accordingly, we believe that excluding these items, which are not key drivers of our investment decisions and may cause short-term fluctuations in net income, provides a useful supplemental measure to investors and analysts in assessing the net earnings contribution of our real estate portfolio. Because these measures do not represent net income (loss) that is computed in accordance with GAAP, they should not be considered alternatives to net income (loss) or as an indicator of financial performance. Annualized Adjusted EBITDA is calculated by multiplying Adjusted EBITDA of a quarter by four. Our computation of Adjusted EBITDA and Annualized Adjusted EBITDA may differ from the methodology used by other equity REITs to calculate these measures, and, therefore, may not be comparable to such other REITs. A reconciliation of net income (loss) attributable to common stockholders (computed in accordance with GAAP) to EBITDA, Adjusted EBITDA and Annualized Adjusted EBITDA is included in the Appendix found at the end of this presentation. Adjusted Debt represents interest bearing debt (reported in accordance with GAAP) adjusted to exclude unamortized debt discount/premium and deferred financing costs, as further reduced by cash and cash equivalents as well as cash reserves on deposit with lenders as additional security. By excluding unamortized debt discount/premium and deferred financing costs, cash and cash equivalents, and cash reserves on deposit with lenders as additional security, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. We believe this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding our financial condition. Adjusted Debt to Annualized Adjusted EBITDA is a supplemental non-GAAP financial measure we use to evaluate the level of borrowed capital being used to increase the potential return of our real estate investments, and a proxy for a measure we believe is used by many lenders and ratings agencies to evaluate our ability to repay and service our debt obligations over time. We believe this ratio is a beneficial disclosure to investors as a supplemental means of evaluating our ability to meet obligations senior to those of our equity holders. Our computation of this ratio may differ from the methodology used by other equity REITs, and, therefore, may not be comparable to such other REITs. A reconciliation of interest bearing debt (reported in accordance with GAAP) to Adjusted Debt is included in the Appendix found at the end of this presentation. Annualized Rents represents the annualized monthly contractual cash rent of a lease at a specified period. Capitalization Rate represents the Annualized Rent on the date of a property disposition divided by the gross sales price. For Multi-Tenant properties, non- reimbursable property costs are deducted from the Annualized Rent prior to computing the disposition Capitalization Rate. Convertible Notes are those $402.5 million convertible notes of the Company due in 2019 and the $345.0 million convertible notes of the Company due in 2021, together. These liabilities are discussed in greater detail in our financial statements and the notes thereto included in our periodic reports filed with the SEC. CMBS are those notes secured by commercial real estate and rents therefrom under which certain indirect special purpose entity subsidiaries of the Company are the borrower. These liabilities are discussed in greater detail in our financial statements and the notes thereto included in our periodic reports filed with the SEC. REPORTING DEFINITIONS AND EXPLANATIONS 22

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2016▪ Q1 2016 REPORTING DEFINITIONS AND EXPLANATIONS 23 Economic Yield is calculated by dividing the average annual contractual cash rent over the initial lease term, including fixed rent escalations and assumes a prevailing 1.5% annual CPI increase (where cash increases may be determined by it) by the Gross Investment. Enterprise Value represents Total Market Capitalization less cash and cash equivalents as of the date indicated. Equity Market Capitalization is calculated by multiplying the number of shares outstanding by the closing share price of the Company’s common stock as of the date indicated. Fixed Charge Coverage Ratio (FCCR) is the ratio of Annualized Adjusted EBITDA to Annualized Fixed Charges, a ratio derived from non-GAAP measures that we use to evaluate our liquidity and ability to obtain financing. Fixed charges consist of interest expense, reported in accordance with GAAP, less non-cash interest expense. Annualized fixed charges is calculated by multiplying fixed charges for the quarter by four. Gross Investment represents the gross acquisition cost including the contracted purchase price and related capitalized transaction costs. Initial Cash Yield from properties is calculated by dividing the first twelve months of contractual cash rent (excluding any future rent escalations provided subsequently in the lease) by the Gross Investment in the related properties. Initial cash yield is a measure (expressed as a percentage) of the contractual cash rent expected to be earned on an acquired property in the first year. Because it excludes any future rent increases or additional rent that may be contractually provided for in the lease, as well as any other income or fees that may be earned from lease modifications or asset dispositions, Initial Cash Yield does not represent the annualized investment rate of return of our acquired properties. Additionally, actual contractual cash rent earned from the properties acquired may differ from the Initial Cash Yield based on other factors, including difficulties collecting anticipated rental revenues and unanticipated expenses at these properties that we cannot pass on to tenants, as well as the risk factors set forth in our most recent Annual Report on Form 10-K. Lease Expiration is the end of the initial term under a lease and does not account for extension periods under the lease. Master Trust Notes are those net-lease mortgage notes issued under the Spirit Master Funding Program and the securitization trusts established thereunder. These liabilities are discussed in greater detail in our financial statements and the notes thereto included in our periodic reports filed with the SEC. Net Asset Value (NAV) We believe disclosing information frequently used in the calculation of NAV is useful to investors and because it enables and facilitates calculation of a metric frequently used by our management as one method to estimate the fair value of our business. The assessment of the fair value of our business is subjective in that it involves estimates and assumptions and can be calculated using various methods. Therefore, we have presented certain information regarding our financial and operating results, as well as our assets and liabilities that we believe are important in calculating our NAV, but have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation of NAV. The components of NAV do not consider the potential changes in the value of assets, the collectability of rents or other receivable obligations, or the value associated with our operating platform.

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2016▪ Q1 2016 REPORTING DEFINITIONS AND EXPLANATIONS 24 Normalized Revenue, Normalized Rental Revenue, and Portfolio Composition Calculations represent Spirit's portfolio composition metrics, which are calculated based upon the assets held on the referenced date. Normalized Revenue percentages are calculated based on total revenue during the referenced quarterly period, adjusted to exclude revenues derived from properties sold during that period. Normalized Rental Revenue percentages are calculated based on total rental revenue during the referenced monthly period, adjusted to exclude rental revenues derived from properties sold during that period. We use these numbers to evaluate the diversity of our asset portfolio and to assist us in assessing and managing credit, asset type, industry and geographic risk. Occupancy is calculated by dividing the number of occupied, owned properties in the portfolio as of the measurement date by the number of total owned properties on said date. Owned Properties refers to properties owned in fee or ground leased by Company subsidiaries as lessee. Real Estate Investment represents the Gross Investment plus improvements less impairment charges. Revolving Credit Facilities includes the $600 million unsecured credit facility which matures on March 31, 2019 (“2015 Credit Facility”). The 2015 Credit Facility was expanded to $800 million during the second quarter of 2016.  The 2015 Credit Facility includes sublimits for swingline loans and letter of credit issuances. Swingline loans and letters of credit reduce availability under the 2015 Credit Facility.  The ability to borrow under these Revolving Credit Facilities is subject to the ongoing compliance with customary financial covenants. Term Loan is a $370.0 million unsecured term facility which includes an accordion feature which allows the facility to be increased to up to $600.0 million, subject to obtaining additional lender commitments. Borrowings may be repaid without premium or penalty, and may be reborrowed within 30 days up to the then available loan commitment. Total Market Capitalization represents Equity Market Capitalization plus Total Debt as of the date indicated. Total Debt represents the sum of the principal balances outstanding on interest-bearing debt on the Company’s balance sheet as of the date indicated. Unencumbered Assets represents the assets in our portfolio that are not subject to mortgage indebtedness, which we use to evaluate our potential access to capital and in our management of financial risk. The asset value attributed to these assets is the Real Estate Investment. Unsecured Debt represents components of Total Debt that are not secured by liens, mortgages or deeds of trust on Company assets. Unit Level Rent Coverage is used as an indicator of individual asset profitability, as well as signaling the property’s importance to our tenants’ financial viability. We calculate this ratio by dividing our reporting tenants’ trailing 12-month EBITDAR (earnings before interest, tax, depreciation, amortization and rent) by annual contractual rent. Weighted Average Remaining Lease Term is calculated by dividing the sum product of (a) a stated revenue or sales price component and (b) the lease term for each lease by (c) the sum of the total revenue or sale price components for all leases within the sample. Weighted Average Stated Interest Rate is calculated by dividing the sum product of (a) coupon interest rate of each note and (b) the principal balance outstanding of each note by (c) the sum of the total principal balances outstanding for all notes in the sample.

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2016▪ Q1 2016 25 Adjusted Debt, Adjusted EBITDA, Annualized Adjusted EBITDA Q1 2016 Revolving Credit Facilities $24,000 Term Loan, net 332,019 Mortgages and notes payable, net 2,969,893 Convertible Notes, net 693,173 Total Debt, net 4,019,085 Add / (less): Preferred stock — Unamortized debt discount (premium), net 51,707 Unamortized deferred financing costs 39,779 Cash and cash equivalents (8,992) Cash reserves on deposit with lenders as additional security classified as other assets (23,789) Total Adjustments 58,705 Adjusted Debt $4,077,790 Net income attributable to common stockholders $26,003 Add / (less): Interest 53,017 Depreciation and amortization 64,664 Income tax expense 81 Total Adjustments 117,762 EBITDA 143,765 Add / (less): Restructuring charges 649 Other costs in G&A associated with headquarter relocation 812 Real estate acquisition costs 57 Impairments on real estate assets 12,451 Realized gain on sales of real estate assets (12,562) Loss on debt extinguishment 5,341 Total Adjustments 6,748 Adjusted EBITDA 150,513 Annualized Adjusted EBITDA $602,052     Adjusted Debt / Annualized Adjusted EBITDA 6.8x     Enterprise Value $9,090,229 Adjusted Debt / Enterprise Value 44.9% Fixed Charge Coverage Ratio (FCCR)   Q1 2016 Annualized Adjusted EBITDA $602,052 Interest Expense 53,017 Less: Non-cash interest (2,956) Fixed charges $50,061 Annualized Fixed Charges $200,244 Fixed Charge Coverage Ratio 3.0x Unencumbered Assets to Unsecured Debt Q1 2016 Unsecured Debt: Revolving Credit Facilities $24,000 Term Loan 334,000 Convertible Notes 747,500 Total Unsecured Debt $1,105,500 Unencumbered Assets $3,345,953 Unencumbered Assets / Unsecured Debt 3.0x NON-GAAP RECONCILIATIONS $ in thousands Notice Regarding Non-GAAP Financial Measures In addition to U.S. GAAP financial measures, this presentation contains and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in this Appendix if the reconciliation is not presented on the page in which the measure is published.

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2016▪ Q1 2016 FORWARD-LOOKING STATEMENTS AND RISK FACTORS 26 The information in this supplemental report should be read in conjunction with the accompanying earnings press release, as well as the Company's Quarterly Report on Form 10-Q, Annual Report on Form 10-K and other information filed with the Securities and Exchange Commission. This supplemental report is not incorporated into such filings. This document is not an offer to sell or a solicitation to buy securities of Spirit Realty Capital, Inc. Any offer or solicitation shall be made only by means of a prospectus approved for that purpose. Forward-Looking and Cautionary Statements This document contains forward‐looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward‐ looking statements can be identified by the use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” “guidance,” and other similar expressions that do not relate to historical matters. These forward‐looking statements are subject to known and unknown risks and uncertainties that can cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, Spirit’s continued ability to source new investments, risks associated with using debt and equity financing to fund Spirit’s business activities (including refinancing and interest rate risks, changes in interest rates and/or credit spreads, changes in the price of our common stock, and conditions of the equity and debt capital markets, generally), unknown liabilities acquired in connection with acquired properties or interests in real‐estate related entities, risks related to the relocation of our corporate headquarters to Dallas, Texas, general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from our expectations, dependence on tenants’ financial condition and operating performance, and competition from other developers, owners and operators of real estate), potential fluctuations in the consumer price index, risks associated with our failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended, and other additional risks discussed in Spirit’s most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K. Spirit expressly disclaims any responsibility to update or revise forward‐looking statements, whether as a result of new information, future events or otherwise, except as required by law.